UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2017

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported in the Current Report on Form 8-K filed by Philip Morris International Inc. (the “Company”) on September 28, 2017, effective January 1, 2018, Mr. Jacek Olczak, currently Chief Financial Officer, will serve as Chief Operating Officer, and Mr. Martin King, currently President, Asia Region, will serve as Chief Financial Officer. In connection with the appointments, on December 7, 2017, the Board of Directors of the Company made the following compensation decisions effective January 1, 2018:

Mr. Olczak

-	Mr. Olczak will remain at salary grade 26;

-	Mr. Olczak will receive an annual base salary of CHF 1,020,006 (or $1,031,720 based on the exchange rate at December 7, 2017);

-	Mr. Olczak’s annual incentive award target will remain at 125% of his annual base salary; and

-	Mr. Olczak’s stock award target will remain at 275% of his annual base salary.

-	The amendment to the employment agreement for Mr. Olczak is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 5.02.

Mr. King

-	No changes were made in Mr. King's salary grade, annual base salary or variable compensation targets.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment to Employment Agreement with Jacek Olczak

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: December 12, 2017